EXHIBIT 99.1
PRESS RELEASE
CROSSTEX ANNOUNCES INCREASES IN DIVIDENDS AND DISTRIBUTIONS
DALLAS—(BUSINESS WIRE)—Jan. 24, 2007—The Crosstex Energy companies today announced increases in the quarterly distribution for Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and the quarterly dividend for Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation):
•	The quarterly distribution on the Partnership’s common and subordinated units will increase to $0.56 per unit from $0.55 per unit payable February 15 to unitholders of record February 2.

•	The quarterly dividend on the Corporation’s common stock will increase to $0.22(a) per share from $0.213 per share payable February 15 to stockholders of record February 2.
(a) Reflects a December 15, 2006 three-for-one split of the Corporation’s general partner shares.
About the Crosstex Energy Companies
Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates over 5,000 miles of pipeline, 12 processing plants, four fractionators, and approximately 160 natural gas amine-treating plants in service and approximately 35 dew point control plants. Crosstex currently provides services for over 3.0 Bcf/day of natural gas, or approximately 6.0 percent of marketed U.S. daily production based on August 2006 Department of Energy data.
Crosstex Energy, Inc. owns the two percent general partner interest, a 42 percent limited partner interest, and the incentive distribution rights of Crosstex Energy, L.P.
Additional information about the Crosstex companies can be found at www.crosstexenergy.com.
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included herein constitute forward-looking statements. Although the companies believe that the expectations reflected in the forward-looking statements are reasonable, they can give no assurance that such expectations will prove to be correct.

CONTACT:	Crosstex Energy, L.P.
Investor Contact:
Crystal C. Bell, 214-721-9407
Investor Relations Specialist
or
Media Contact:
Jill McMillan, 214-721-9271
Public Relations Specialist